Exhibit 10.6

AMENDED AND RESTATED

JAMF HOLDING CORP.

2017 STOCK OPTION PLAN, AMENDED AS OF JULY 21, 2020

1.     Purpose of Plan.  This Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan, amended as of July 21, 2020 (the “Plan”), of Jamf Holding Corp. (formerly known as Juno Topco, Inc.), a Delaware corporation (the “Company”), is designed to provide incentives to such present and future employees, directors, officers, consultants or advisors of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants. Only those Participants who are employees of the Company or its Subsidiaries shall be eligible to receive incentive stock options within the meaning of Section 422 of the Code. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s Common Stock is publicly traded, the issuance of options to purchase shares of the Company’s Common Stock pursuant to the Plan and the issuance of shares of Common Stock pursuant to such options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act, and the qualification requirements under applicable state blue sky laws (collectively, the “Exemptions”). In the event that any provision of the Plan would cause any option granted under the Plan to not qualify for the Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for the Exemptions.

2.     Definitions.  Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean one or more of the following:  (i) commission of any felony, crime involving moral turpitude, misappropriation of funds or misappropriation of other material property of the Company or any of Subsidiaries, the attempt to willfully obtain any personal profit from any transaction which is adverse to the interests of the Company or any of its Subsidiaries and in which the Company or any of its Subsidiaries has an interest, or any other act of fraud or embezzlement against the Company, any of its Subsidiaries or any of its customers or suppliers, (ii) commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers, vendors or suppliers, (iii) reporting to work under the influence of alcohol or illegal drugs or using illegal drugs or abusing alcohol or legal drugs, whether or not at the workplace, in such a fashion as to cause the Company or any of its Subsidiaries economic harm, (iv) failure to perform duties customary for such Participant’s position or as previously performed by such Participant and as directed by the Company in writing, which (if capable of cure) is not cured to the Company’s satisfaction within ten (10) days after written notice thereof to such Participant, (v) any intentional act or intentional omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries and (vi) any breach of fiduciary duty, gross negligence or intentional misconduct with respect to the Company or any of its

Subsidiaries which (if capable of cure) is not cured to the Company’s satisfaction within ten (10) days after written notice thereof to such Participant.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company Stock” means, collectively, the Common Stock and any other class or series of shares of capital stock hereafter created by the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Company Group” means the Company and its Subsidiaries.

“Effective Date” means November 13, 2017.

“Fair Market Value” of an Option Share means the fair market value thereof as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“Good Reason” shall have the meaning ascribed to such term in any written offer letter or employment or severance agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean Participant resigns from employment with the Company or any Subsidiary of the Company as a result of one or more of the following reasons:  (i) a material diminution in such Participant’s title or base compensation (provided, however, that such Participant continuing in the same role on a divisional or business unit basis following the acquisition of the Company by a larger entity shall not be treated as a material diminution in title) and (ii) the Company’s willful and material breach of the employment agreement by and between the Company and such Participant, provided that, in any such case, such Participant provides written notice to the Company of the event giving rise to such claim of Good Reason within thirty (30) days after such Participant learns of the occurrence of such event, and such Good Reason event remains uncured thirty (30) days after such Participant has provided such written notice; provided further, that any resignation of such Participant’s employment for “Good Reason” occurs no later than thirty (30) days following the expiration of such cure period.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Common Stock on a fully-diluted basis (a “10% Owner”), who is not controlling, controlled by or under common control with any such 10% Owner and who is not the spouse or descendant (by birth or adoption) of any such 10% Owner or a trust for the benefit of such 10% Owner and/or such other Persons.

“Investors” means Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., and VEPF VI FAF, L.P. and any affiliate of any of the foregoing Persons that holds Common Stock, and “Investor” means any of the Investors individually.

“Investor Fund” means one or more equity buy-out investment funds (including Vista Equity Partners Fund VI, L.P.) managed or controlled by VEPF Management, L.P. or any successor management company, and any of such fund’s respective portfolio companies, (excluding the Company and its Subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions.

“Investor Returns Target” means $1,515,000,000.

“IPO” means an initial public offering and sale of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act.

“Option” means any option enabling the holder thereof to purchase any shares of the Company’s Common Stock granted by the Committee pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such other form, consistent with this Plan, as the Committee may determine.

“Option Shares” means the shares of the Company’s Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Original Cost” of each Option Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Common Stock subsequent to any such purchase).

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis, or (ii) any consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which any person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent Reorganization” means any solvent reorganization of the Company or any Subsidiary of the Company, including by merger, consolidation, recapitalization, transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with a third party that is not a member of the Company Group or its Affiliates (which Affiliates may include an entity formed for the purpose of such Solvent Reorganization)), in which:

(i)           all holders of Option Shares are offered the same consideration in respect of such Option Shares;

(ii)          the pro rata indirect economic interests of the holders of Option Shares in the business of the Company, relative to each other and all other holders, directly or indirectly, of equity securities in the Company Group (other than those held by entities within the Company Group), are preserved; and

(iii)         the rights of the holders of Option Shares are preserved in all material respects (it being understood by way of illustration and not limitation that the relocation of a covenant or restriction from one instrument to another shall be deemed a preservation if the relocation is necessitated, by virtue of any law or regulations applicable to the Company Group following such Solvent Reorganization, as a result of any change in jurisdiction or form of entity in connection with the Solvent Reorganization; provided that such covenants and restrictions are retained in instruments that are, as nearly as practicable and to the extent consistent with business and transactional objectives, equivalent to the instruments in which such restrictions or covenants were contained prior to the Solvent Reorganization).

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

“Termination Event” means the first to occur of (i) the Sale of the Company, (ii) the sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which any person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the Company’s board of directors, or (iii) at any time following the IPO, a sale of shares of the Company by the Investor following which the cumulative total of all cash distributions made to, or other cash proceeds received by, the Investor Fund (excluding management or transaction fees and expenses, any other advisory fees and expenses, any board fees and expenses or any other expenses borne by the Investor Fund) in respect of its ownership of equity or debt securities of the Company or any of its Subsidiaries or any loans provided by the Investor Fund during the life of the Investor Fund’s investment period, equals or exceeds the Investor Returns Target; provided that, for purposes of calculating distributions and proceeds under this clause (iii), all distributions made to the Investor Fund will be net of all accrued but unpaid management fees, all expenses associated with the Sale of the Company borne by the Investor Fund, and assuming, for purposes of the calculation made above, the vesting (and exercise, if applicable) (prior to the calculation of the Investor Return) of all outstanding options, warrants and other outstanding rights to acquire capital stock of the Company.

3.     Grant of Options.  The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such exercise price, which may be Fair Market Value or such other value as determined by the Committee and set forth in a written award agreement with respect to an Option, and on such other terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Common Stock pursuant to an Option shall be required to pay in full the exercise price related thereto, except as otherwise set forth in a written award agreement with respect to an Option.

4.     Administration of the Plan.  The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options, (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (iii) to correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder, (iv) to determine whether any Options are subject to and/or comply with the requirements of Code Section 409A or the regulations thereunder and (v) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Each action of the Committee shall be binding on all persons. Notwithstanding any provision to the contrary contained in this Plan or any separate written agreement between the Company and any Participant with respect to any Option pursuant to this Plan, any unvested Options that do not become vested immediately prior to, or in connection with, any Sale of the Company shall be forfeited and cancelled with concurrent effect upon the consummation of any such transaction, and no Participant nor any other Person shall have any further rights or obligations with respect to such forfeited Options.

It is the Company’s intent that, except as otherwise specifically provided in a written award agreement with respect to an Option, the Options not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3) or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under the Plan shall contain such terms as the Committee determines are appropriate to be exempt from, or comply with, the requirements of Section 409A of the Code. In the event that, after the issuance of an Option under the Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on any Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

5.     Limitation on the Aggregate Number of Shares of Common Stock.  The number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof) shall not exceed, in the aggregate, 8,470,000 shares of Common Stock (as such number is equitably adjusted pursuant to Section 8 hereof). If any Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of Common Stock or payment thereunder, the shares with respect to which such Options were granted shall again be available under this Plan. Similarly, if any shares of Common Stock issued hereunder upon exercise of Options are repurchased pursuant to that certain Stockholders Agreement, dated as of November 13, 2017 by and among the Company its stockholders signatory thereto (as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms, the “Stockholders Agreement”) , such shares shall again be available under this Plan for reissuance as Options.

6.     Incentive Stock Options.  Any of the Options to be granted hereunder may constitute Incentive Stock Options to the extent expressly designated as such by the Committee or the Board. All Incentive Stock Options (i) shall have an exercise price per share of Common Stock of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative) and (iv) shall be exercisable only during the Participant’s employment by the Company or a Subsidiary, provided, however, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary or (y) the date which is three months after the Termination Date for any other reason. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply if and to the extent that (i) the Participant was entitled to exercise such option on the date of termination and (ii) such option would not have expired had the Participant continued to be employed by the Company or a Subsidiary. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds $100,000, such options shall be treated as options which are not Incentive Stock Options.

7.     Listing, Registration and Compliance with Laws and Regulations.  Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in shares of Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

8.     Adjustment for Change in Common Stock.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

(a)   In the event of a Sale of Company (unless otherwise specifically set forth in such stock option agreement by and between the Company and such Participant), the Board may, in its sole discretion, do any one or more of the following:

(A)                               provide for the accelerated vesting of, or lapse of restrictions applicable to, outstanding Options at any time;

(B)                               provide for the continuation, assumption or substitution of outstanding Options, whether vested or unvested, as determined by the Board in a manner consistent with the applicable requirements of Section 409A of the Code and Treasury Regulation Section 1.424-1 (and any amendment thereto);

(C)                               terminate outstanding and unexercised Options, effective as of the date of such transaction, by delivering notice of termination to Participants at least five (5) days prior to the date of consummation of such transaction, in which case, during the period from the date on which such notice of termination is delivered to the consummation of such transaction, each such Participant shall have the right to exercise in full all of such Participant’s outstanding Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the applicable award agreement governing the Option), but any such exercise shall be contingent on the consummation of such transaction, and, provided that, if such transaction is not consummated within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void;

(D)                               provide for the automatic forfeiture and cancellation of any Options (i) that do not become vested immediately prior to, or in connection with, any Sale of the Company, or (ii) whether vested or unvested that have an exercise price greater than the then current Fair Market Value at the time of the consummation of a Sale of the Company, with no Participant nor any other Person having any further rights or obligations with respect to such forfeited Options; or

(E)                                provide for the purchase of Options by the Company or any Subsidiary or Affiliate in connection with (and contingent upon) the consummation of such transaction for an amount of cash equal to the excess (if any, or if no excess, zero) of the Fair Market Value of the shares of Common Stock covered by such Options (which, for clarity, shall be the Fair Market Value of the Common Stock in connection with such transaction), over the aggregate exercise price of such Options.

(b)   Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Sale of the Company may apply to any payment to the holders of Options to the same extent and in the same manner as such provisions apply to the holders of Common Stock.  In addition, Participants will be required to execute any definitive transaction documents in connection with any Sale of the Company at the request of the Company or its Subsidiaries or Affiliates, the Investors, or any of their collective successors.

9.     Repurchase. The Options Shares will be subject to repurchase pursuant to the terms and conditions set forth in the Stockholders Agreement.

10.  Taxes.  The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

11.  Termination and Amendment.  The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 8 above or (b) extend the term of this Plan; provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option in a manner which would have a material adverse effect on the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date; provided that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be granted hereunder after the tenth anniversary of the original Effective Date.

12.  Participant Acknowledgments.  In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a)   The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Option Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any shares of Common Stock.

(b)   Neither the grant of any Option, the issuance of any Common Stock nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Common Stock shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(c)   Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option and he or she fully understands the terms and conditions contained herein and therein.

(d)   Prior to the purchase of any shares of Common Stock pursuant to this Plan or any written agreement evidencing the purchase of any shares of Common Stock, such Participant will deliver to the Company an executed consent from such Participant’s spouse (if any) in the form of Exhibit A attached hereto. If, at any time subsequent to the date such Participant purchases any shares of Common Stock and prior to the occurrence of a Termination Event, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit A attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit A at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date. At the request of the Company, all Participants shall execute a joinder to any stockholders agreement among the equityholders of the Company then in effect.

13.  Definition of Option Shares.  For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company, the Investors or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of the Company’s capital stock issued with respect to Option Shares by way of a share split, share dividend or other recapitalization.

14.  Transfers in Violation of Plan.  Any transfer or attempted transfer of any Option Shares in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option Shares as the owner of such shares for any purpose.

15.  Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

16.  Remedies.  Each of the Company, any Participant and the Investors will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

17.  Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

18.  Governing Law.  All issues concerning this Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision of rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

19.  Notices.  Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by facsimile (which shall be effective upon receipt of confirmation of successful transmission), personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the facsimile number and address below indicated:

Notices to the Company:

Jamf Holding Corp.
c/o Vista Equity Partners Management, LLC
Four Embarcadero Center, 20th Floor
San Francisco, CA 94111
Fax:	(415) 765-6666
Attention:	David A. Breach (dbreach@vistaequitypartners.com)
Michael Fosnaugh (mfosnaugh@vistaequitypartners.com)

With a copy to:

Kirkland & Ellis LLP
555 California Street
San Francisco, CA 94104
Fax:	(415) 439-1500
Attention:	Marc D. Browning, P.C. (marc.browning@kirkland.com)
Leah Recht (leah.recht@kirkland.com)

or such other facsimile number or address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

*   *   *   *   *

EXHIBIT A

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the following agreements to which my spouse is a party:

Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan, amended as of July 21, 2020

Stock Option Agreement

and that I understand their contents. I am aware that such agreements provide for the repurchase of certain of my spouse’s capital stock of Jamf Holding Corp. (formerly known as Juno Topco, Inc.) (the “Company”) under certain circumstances and impose other restrictions on such capital stock. I agree that my spouse’s interest in such capital stock is subject to the agreements referred to above and the other agreements referred to therein and any interest I may have in such capital stock shall be irrevocably bound by these agreements and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by these agreements.

The undersigned spouse irrevocably constitutes and appoints                  (the “Stockholder”) as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all capital stock of the Company in which the undersigned now has or hereafter acquires any interest and in any and all capital stock of the Company now or hereafter held of record by the Stockholder (including but not limited to, the right, without further signature, consent or knowledge of the undersigned spouse, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such capital stock and options), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Stockholder, or dissolution of marriage and this proxy will not terminate without  consent of the Stockholder and the Company.

Stockholder:	Spouse of Stockholder:

Signature	Signature

Printed Name	Printed Name

Date	Date

SUBSCRIBED AND SWORN to
before me this day
of , 20

My Commission Expires

Notary Public